                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                  April 21, 1999




Dear Stockholder:

        This year's annual meeting of stockholders will be held on Wednesday, May 26, 1999, at 10 a.m. local time, at the Company's principal offices, 220 Cochrane Circle, Morgan Hill, California. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

        A copy of the Company's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review the activities of CIDCO Incorporated over the past year and our plans for the future. We look forward to seeing you at the annual meeting.

                                           Very truly yours,

                                           /s/ Paul G. Locklin
                                           -------------------------------------
                                           PAUL G. LOCKLIN
                                           President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 26, 1999


Dear Stockholders:

        Please take notice that the annual meeting of the stockholders of CIDCO Incorporated, a Delaware corporation (the "Company"), will be held on May 26, 1999, at 10 a.m. local time, at the Company's principal offices located at 220 Cochrane Circle, Morgan Hill, California, for the following purposes:

        1. To elect one (1) Class B director to hold office for a three-year term and until his successor is elected and qualified.

        2. To approve the Company's 1999 Employee Stock Purchase Plan.

        3. To consider, approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public auditors for the year ending December 31, 1999.

        4. To transact such other business as may properly be brought before the meeting.

        Stockholders of record at the close of business on March 31, 1999 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 220 Cochrane Circle, Morgan Hill, California.


                                            By Order of the Board of Directors,

                                            /s/ Richard D. Kent
                                            -----------------------------
                                            RICHARD D. KENT
                                            Secretary

Morgan Hill, California
April 21, 1999




--------------------------------------------------------------------------------

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the Board of Directors of CIDCO Incorporated, a Delaware corporation (the "Company"), for use at its 1999 Annual Meeting of Stockholders to be held on May 26, 1999 (the "Annual Meeting") or any adjournment or postponement, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is April 21, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        On March 31, 1999, the Company had outstanding 13,383,010 shares of its Common Stock, par value $0.01 per share ("Common Stock"), all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                      INFORMATION ABOUT CIDCO INCORPORATED

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of January 31, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) each person named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group.

                                                       AMOUNT AND NATURE       PERCENT OF
                                                         OF BENEFICIAL        COMMON STOCK
             NAME OF BENEFICIAL OWNER(1)                   OWNERSHIP         OUTSTANDING(2)
             ---------------------------                   ---------         --------------
Arthur A. Watson, Jr ...............................      1,438,700(3)          10.2
2787 Burning Daylight Farm
Free Union, Virginia 22940

Paul G. Locklin ....................................        966,300(4)           6.8

Trimark Financial Corporation ......................        922,000(5)           6.6
One First Canadian Place,
Suite 5600, P.O. Box 487
Toronto Ontario M5X 1ES

Dimensional Fund Advisors Inc. .....................        829,500(6)           5.9
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Daniel L. Eilers ...................................        240,000(7)           1.7

Richard M. Moley ...................................        122,500(8)            *

Ernest K. Jacquet ..................................         84,211(9)            *

Joseph A. Graziano .................................         13,330(10)           *

Richard D. Kent ....................................          1,979               *

Timothy J. Dooley ..................................            304(11)           *

Ian G.A. Laing .....................................              0               *

William A. Sole ....................................              0               *

All current directors and executive officers as a
group (9 persons) ..................................      1,428,624(12)         10.2


Former Officers:
Ho Leung Cheung ....................................              0(13)           *
James R. Hindmarch .................................              0(13)           *

------------

*   Less than 1%.

(1) Except as indicated in the footnotes to this table, to the Company's knowledge the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Calculated on the basis of 14,081,010 shares of Common Stock outstanding as of January 31, 1999, except that shares of Common Stock underlying options exercisable within 60 days of January 31, 1999 are deemed to be outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

(3) Based on a Schedule 13G/A filed on October 29, 1998 with the Securities and Exchange Commission.

(4) Includes 107,500 shares subject to options exercisable within 60 days of January 31, 1999 and 10,000 shares owned by the Matthew Locklin Trust, for which Mr. Locklin serves as trustee and has sole voting and disposition power.

(5) Based on a Schedule 13G filed on February 1, 1999 with the Securities and Exchange Commission.

(6) Based on a Schedule 13G filed on February 12, 1999 with the Securities and Exchange Commission.

(7) Represents 240,000 shares subject to options exercisable within 60 days of January 31, 1999.

(8) Includes 7,500 shares subject to options exercisable within 60 days of January 31, 1999.

(9) Includes 69,000 shares held by J&R Investment Management Co. of which Mr. Jacquet is an officer, director and 50% stockholder.

(10) Represents 13,330 shares subject to options exercisable within 60 days of January 31, 1999.

(11) Represents 304 shares subject to options exercisable within 60 days of January 31, 1999.

(12) See note (4) and notes (7) through (11). Includes 368,634 shares subject to options exercisable within 60 days of January 31, 1999.

(13) Based upon the Company's records and a review of filings with the Securities and Exchange Commission.

MANAGEMENT

        The table below sets forth, for the Company's directors, including the Class B nominee to be elected at the Annual Meeting, certain information regarding the background and the age of each director.

                                                                                             DIRECTOR
            NAME                       POSITION WITH THE COMPANY                  AGE          SINCE
------------------------               -------------------------                  ---          -----
Class A directors whose terms expire at the 2001 Annual Meeting of Stockholders

Daniel L. Eilers                        Director                                    44         1997
Richard M. Moley                        Director                                    60         1994

Class B director nominated for election at the Annual Meeting:
Ernest K. Jacquet                       Director                                    52         1993

Class C director whose term expires at the 2000 Annual Meeting of Stockholders:
Paul G. Locklin                         Director                                    53         1986

-------------

        Daniel L. Eilers has served as a director of the Company since March 1997. Since October 1998, Mr. Eilers has been a private investor and currently serves as a director and/or advisor to several privately held companies. He served as the President and Chief Executive Officer of the Company from March 1997 through September 1998. From November 1996 to February 1997, he served as President, Chief Executive Officer and a director of NAT Systems International, a privately held enterprise software company. From January 1996 to November 1996, he served as CEO in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm. From June 1982 to December 1995, he held various executive positions at Apple Computer, Inc., a personal computer company ("Apple"), most recently as a Senior Vice President. In addition, from March 1991 to June 1995, he served as President, Chief Executive Officer and a director of Claris Corporation, an application software company and a subsidiary of Apple. Mr. Eilers received a B.A. degree from the University of Washington and an M.B.A. degree from Stanford University.

        Richard M. Moley has served as a director of the Company since January 1994. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President of Cisco Systems Inc. ("Cisco"), an Internet working company. From June 1986 to July 1996, the date of the acquisition of Stratacom, Inc. by Cisco, he was Chairman of the Board, Chief Executive Officer and President of Stratacom, Inc., a wide-area networking company. He also serves as a director of Linear Technologies Corporation, CMC Industries, Inc., Echelon Corporation and a number of privately held companies. Mr. Moley received a B.S. degree from Manchester University, England, an M.S.E.E. degree from Stanford University and an M.B.A. degree from the University of Santa Clara.

        Ernest K. Jacquet has served as a director of the Company since May 1993. Since May 1998, Mr. Jacquet has served as Managing Partner of Parthenon Capital, a private equity firm which invests in middle market companies. Prior to founding Parthenon Capital, he was a general partner of Summit Partners, a venture capital partnership that is the general partner of Summit Ventures III, L.P. and Summit Investors II, L.P. which were principal stockholders of the Company prior to its initial public offering. He also serves as a director of Wilmar Industries and several privately held companies. Mr. Jacquet received a B.S.E. degree and an M.S.E. degree from the University of Michigan and an M.B.A. degree from Stanford Business School.

        Paul G. Locklin returned to the Company as President of the Telco Products and Services Division of the Company in July 1998 and has served as President and Chief Executive Officer of the Company since September 1998. Mr. Locklin, co-founder of CIDCO, was President and Chief Executive Officer of the Company from 1986 to 1997. From March 1997 to April 1997, he served as Co-Chairman of the Board and has served as Chairman of the Board since April 1997. Prior to founding the company with Mr. Robert Diamond, Mr. Locklin established PCI, an international electronics manufacturer that specialized in liquid crystal displays, wire bondable printed circuit substrates, and high-volume contract assembly. While at PCI, Mr. Locklin served as President and CEO. Previous to his time at PCI, Mr. Locklin held a research position for the color and Chemical Division of Hercules Inc. Mr. Locklin received a B.S. in Marketing from California State University at Hayward.

        Meetings of the Board of Directors. During 1998, the Board of Directors of the Company held seventeen (17) meetings. During that period the Audit Committee of the Board held two (2) meetings, the Compensation Committee of the Board held two (2) meetings, the Stock Option Committee held no meetings, but acted numerous times by unanimous written consent, and the Nominating Committee held one (1) meeting. No director attended fewer than 75% of the total number of meetings of the Board and the committees of the Board on which such director served, held during that period.

        The members of the Audit Committee are Messrs. Eilers and Jacquet. During 1998, Joseph A. Graziano served as a member of this committee; Mr. Graziano resigned in March 1999 and was replaced on this committee by Mr. Eilers. Mr. McDonald also served on this committee in 1998 until his term expired in May 1998. The functions of the Audit Committee include recommending to the Board the retention of independent public auditors, subject to stockholder approval; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls, reviewing the independence of the Company's auditors; and such other matters as are referred from time to time by the Board of Directors.

        The members of the Compensation Committee are Messrs. Moley and Jacquet. During 1998 Mr. Graziano served as a member of this committee; Mr. Graziano resigned in March 1999 and was replaced on this committee by Mr. Jacquet. Mr. McDonald also served on this committee in 1998 until his term expired in May 1998. The Compensation Committee reviews and determines the salary and bonus criteria for all executive officers. For additional information about the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER Matters," "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS" below.

        The members of the Stock Option Committee are Messrs. Moley and Eilers. Mr. Graziano served as a member of this committee; Mr. Graziano resigned in March 1999 and was replaced on this committee by Mr. Eilers. The Stock Option Committee is responsible for administering the Company's 1993 Second Amended and Restated Stock Option Plan (the "1993 Plan"), including approving stock option grants to officers and employees of Company and the Amended and Restated 1998 Nonstatutory Stock Option Plan (the "1998 Plan"). For additional information about the Stock Option Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "REPORT OF THE STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS" below.

        The members of the Nominating Committee are Messrs. Locklin and Moley. Mr. Graziano served as a member of this committee until his resignation in March 1999. The Nominating Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. Stockholders may nominate one or more persons for election as directors at a meeting only if timely notice of such nomination(s) has been given in writing to the Secretary of the Company in accordance with the Company's bylaws. Nominations of stockholders intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company at its offices at 220 Cochrane Circle, Morgan Hill, California no later than December 23, 1999.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

        The following table sets forth information for the years ended December 31, 1998, 1997, and 1996 concerning the compensation of (a) the two persons who served as President and Chief Executive Officer during 1998, (b) the four most highly compensated executive officers of the Company other than the Chief Executive Officer whose total salary and bonus for the year ended December 31, 1998 exceeded $100,000 and (c) two former executive officers of the Company who would have been among the four other most highly compensated executive officers of the Company for the year ended December 31, 1998 but were no longer serving as executive officers of the Company as of December 31, 1998, for services in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                ANNUAL COMPENSATION                       AWARDS
                           ----------------------------------------------------------   ----------
                                                                                        SECURITIES
       NAME AND                                                          OTHER ANNUAL   UNDERLYING      ALL OTHER
  PRINCIPAL POSITION        YEAR        SALARY         BONUS(1)          COMPENSATION     OPTIONS    COMPENSATION(2)
  ------------------        ----        ------         --------          ------------     -------    ---------------

Paul G. Locklin(3) .......  1998      $110,577         $      0                 0          250,000          $  1,097
  President and Chief       1997       216,599(4)             0                 0           30,000           323,544
  Executive Officer         1996       247,627                0             9,615(5)             0             1,500

Ian G.A. Laing ...........  1998       207,692                0                 0          238,332(7)          2,610
  Executive Vice            1997       199,310           50,000            15,355(6)        75,000(8)          2,547
  President, Network        1996        86,095           12,500            28,073(6)             0                 0
  Phones & Accessory
  Products

Richard D. Kent ..........  1998       192,308                0                 0          246,664(7)          3,179
  Chief Financial           1997       166,923           24,375                 0           60,000(9)          2,669
  Officer and Chief         1996       118,100                0                 0                0             1,500
  Operating Officer

William A. Sole(10) ......  1998       142,308           71,000                 0          225,000(7)          3,022
  Executive Vice            1997            --               --                --               --                --
  President,                1996            --               --                --               --                --
  Worldwide Sales and
  Marketing

Timothy J. Dooley(11) ....  1998        93,105                0                 0          165,000(13)       139,068
  Executive Vice            1997       191,923           55,469(12)             0           60,000(14)         1,857
  President,                1996       184,616                0                 0                0             1,500
  Strategic Bus
  Development


Former Officers:

Daniel L. Eilers(15) .....  1998       303,633                0                 0          120,000(16)       611,343
  Former President          1997       281,250           98,960                 0          600,000(17)         2,939
  and Chief Executive       1996            --               --                --               --                --
  Officer

Ho Leung Cheung ..........  1998       198,652                0                 0           75,000(18)       210,315
  Former Vice               1997        92,308           50,000                 0                0               220
  President and             1996            --               --                --               --                --
  General Manager,
  Internet Solutions
  Division


                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                ANNUAL COMPENSATION                       AWARDS
                           ----------------------------------------------------------   ----------
                                                                                        SECURITIES
       NAME AND                                                          OTHER ANNUAL   UNDERLYING      ALL OTHER
  PRINCIPAL POSITION        YEAR        SALARY         BONUS(1)          COMPENSATION     OPTIONS    COMPENSATION(2)
  ------------------        ----        ------         --------          ------------     -------    ---------------


James R. Hindmarch .......  1998       159,565                0           127,041(6)        37,500           212,743
  Former Vice               1997       264,243                0            99,992(6)             0             3,120
  President,                1996            --               --                --               --                --
  Worldwide Operations


--------

(1) Bonuses are based on performance. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

(2) Represents: (i) matching contributions by the Company to the Company's 401(k) plan in the following amounts for 1998, 1997 and 1996, respectively: Locklin ($0, $2,500, $1,500), Laing ($2,500, $2,405, $0),
        Kent ($2,500, $2,500, $1,500), Sole ($2,500, N/A, N/A), Dooley ($2,500,
        $1,637, $1,500), Eilers ($2,500, $2,500, N/A), Cheung ($2,500, $0, N/A),
        Hindmarch ($2,500, $2,500, N/A), (ii) insurance premiums paid by the Company with respect to life insurance in the following amounts during 1998 and 1997, respectively (no premiums were paid during 1996): Locklin ($1,097, $0), Laing ($110, $142), Kent ($679, $169), Sole ($522, N/A),
        Dooley ($714, $220), Eilers ($902, $439), Cheung ($659, $220), Hindmarch
        ($2,302, $620), and (iii) severance payments made in 1998 and 1997, respectively: Locklin ($0, $321,044), Dooley ($135,854, $0), Eilers ($607,941, $0), Cheung ($207,156, $0), Hindmarch ($207,941, $0). See
        "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

(3) Mr. Locklin served as President and Chief Executive Officer of the Company from 1986 to March 1997. He returned to the Company as President, Telco Products and Services Division in July 1998 and has served as President and Chief Executive Officer since September 1998. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

(4) Represents (i) annual salary in the amount of $130,766, (ii) consulting fees in the amount of $83,333 and (iii) director's fees in the amount of $2,500.

(5)     Represents depreciation on automobile in the amount of $9,615 for 1996.

(6)     Represents payment of relocation expenses.

(7) Includes: (i) for Mr. Laing, 156,666 shares for options outstanding as of December 31, 1998, and 81,666 shares for options previously granted in 1998 which were canceled and replaced pursuant to the August 17, 1998 repricing; (ii) for Mr. Kent, 153,332 options outstanding as of December 31, 1998, and 93,332 shares for options previously granted in 1998 which were canceled and replaced pursuant to the August 17, 1998 repricing; and (iii) for Mr. Sole, 150,000 shares for options outstanding as of December 31, 1998, and 75,000 shares for options previously granted in 1998 which were canceled and replaced pursuant to the August 17, 1998 repricing. See "OPTION GRANTS IN LAST FISCAL YEAR" table and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(8) Includes 25,000 shares for options granted in 1997 and 50,000 options for shares that were previously granted in 1996 and canceled and replaced pursuant to the January 1997 repricing. All shares listed in 1997 have been canceled and replaced pursuant to the August 17, 1998 repricing.

(9) Includes 40,000 shares for options granted in 1997, and 20,000 shares for options previously granted in 1994 and 1996 that were canceled and replaced pursuant to the January 1997 repricing. All shares listed in 1997 have been canceled and replaced pursuant to the August 17, 1998 repricing.

(10)    Mr. Sole joined the Company in April 1998.

(11) Mr. Dooley served in various positions at the Company from June 1991 to April 1998. He returned to the Company in October 1998 as Executive Vice President, Strategic Business Development. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

(12)    Includes commissions in the amount of $25,000.

(13) Includes 150,304 shares for options outstanding as of 1998, and 75,000 shares for options previously granted in 1995, 1997 and 1998 which were canceled and replaced pursuant to the October 30, 1998 repricing. See "OPTION GRANTS IN LAST FISCAL YEAR" table and "REPORT OF THE STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS."

(14) Includes 25,000 shares for options granted in 1997 and 35,000 shares for options previously granted in 1995 which were canceled and replaced pursuant to the January 1997 repricing. All shares listed in 1997 have been canceled and replaced pursuant to the October 30, 1998 repricing.

(15) Mr. Eilers severed employment with the Company in September 1998. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
        CHANGE-IN-CONTROL ARRANGEMENTS."

(16) Includes options repriced on September 30, 1998, replacing options granted in 1997. See "OPTION GRANTS IN LAST FISCAL YEAR" table and "REPORT OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS."

(17) Represents options approved outside the 1993 Plan pursuant to a Non-Qualified Stock Option Agreement in connection with Mr. Eilers' employment agreement.

(18) Includes options repriced on August 17, 1998, replacing options granted in 1997. See "OPTION GRANTS IN LAST FISCAL YEAR" table and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

STOCK OPTIONS GRANTED IN FISCAL 1998

        The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1998, to the persons name in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZED VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                                                                                                OF STOCK PRICE
                                     INDIVIDUAL GRANTS IN FISCAL 1998                   APPRECIATION FOR OPTION TERM(1)
                    -------------------------------------------------------------        ------------------------------
                          NUMBER OF        % OF TOTAL
                         SECURITIES          OPTIONS      EXERCISE
                         UNDERLYING        GRANTED TO     OR BASE
                          OPTIONS          EMPLOYEES       PRICE       EXPIRATION
       NAME            GRANTED(#)(2)     IN FISCAL YEAR   ($/SH)(3)        DATE               5%($)           10%($)
       ----            -------------     --------------   ---------        ----               -----           ------

Paul G. Locklin ......  250,000               8.75     $   2.75          11/12/08           423,365        $1,095,698

Ian G.A. Laing .......   81,666(4)            2.86         3.75          07/28/08           192,597           488,080
                         81,666(5)            2.86         3.00          08/17/08           154,078           390,464
                         25,000(5)             .88         3.00          08/17/08            47,167           119,531
                         50,000(5)            1.75         3.00          08/17/08            94,334           239,061

Richard D. Kent ......   15,000(4)             .53         8.63          04/20/08            81,363           206,190
                         78,332(4)            2.74         3.75          07/28/08           184,735           468,154
                         78,332(5)            2.74         3.00          08/17/08           147,788           374,523
                         20,000(6)             .70         3.00          08/17/08            37,734            95,625
                         10,000(6)             .35         3.00          08/17/08            18,867            47,812
                         20,000(6)             .70         3.00          08/17/08            37,734            95,625
                         10,000(6)             .35         3.00          08/17/08            18,867            47,812
                         15,000(5)             .53         3.00          08/17/08            28,300            71,718

William A. Sole ......   75,000(4)            2.63         8.63          04/14/08           406,816         1,030,952
                         75,000(5)            2.63         3.00          08/17/08           141,501           358,592
                         75,000               2.63         1.88          10/21/08            88,438           224,120

Timothy J. Dooley ....   15,000(7)             .53        12.78          03/19/08           120,569           305,544
                         75,000               2.63         1.88          10/21/08            88,438           224,120
                         35,000(8)            1.23         3.00          10/30/08             5,488            70,934
                         25,000(8)             .88         3.00          10/30/08             3,920            50,667
                         15,000(9)             .53         3.00          10/30/08             2,352            30,400

Former Officers:

Daniel L. Eilers .....  120,000(10)           4.20         3.00          09/21/99(10)        20,250           143,279

Ho Leung Cheung ......   75,000(6)            2.63         3.00          08/17/08           141,501           358,592

James R. Hindmarch ...   37,500               1.31         8.63          04/20/08           203,408           515,476


----------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Except as noted below, the options listed were granted under the 1993 Plan. Such options vest 25% after one year and an additional 1/48th each month thereafter until fully vested. Under the 1993 Plan, the Stock Option Committee retains discretion to modify the terms, including the exercise prices, of outstanding options. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

(3) All options were granted at market value on the date of grant, except that options repriced on October 30, 1998 for Mr. Dooley were repriced at the greater of $3.00 or the market value on the date of grant and options repriced on September 30, 1998 for Mr. Eilers were repriced under the term of a Confidential Separation Agreement with Mr. Eilers. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS," "REPORT OF THE STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS" and "REPORT OF THE BOARD OF DIRECTORS ON REPRICING OPTIONS."

(4) These options were canceled and replaced in connection with the August 17, 1998 repricing.

(5) Represents options that were repriced on August 17, 1998, replacing options that were granted in 1998.

(6) Represents options that were repriced on August 17, 1998, replacing options that were granted in 1997.

(7) These options were canceled and repriced in connection with the October 30, 1998 repricing.

(8) Represents options that were repriced on October 30, 1998, replacing options that were granted in 1997.

(9) Represents options that were repriced on October 30, 1998, replacing options that were granted in 1998.

(10) Represents an option that was repriced on September 30, 1998, replacing an option that was granted in 1997. Such option was granted outside of the 1993 Plan and vests at the rate of 1.67% per month through September 12, 1998. Such option is exercisable until the earlier of (a) the date occurring 12 months after the later of September 21, 1998, the date Mr. Eilers' employment terminated, or the date Mr. Eilers ceases to be a director, or (b) the expiration on March 12, 2007 or earlier termination of the option. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

OPTION EXERCISES AND FISCAL 1998 YEAR-END VALUES

        The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the year ended December 31, 1998, and unexercised options held as of December 31, 1998, by the persons named in the Summary Compensation Table.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                  SHARES                         NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                ACQUIRED                        UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS AT
                                    ON         $ VALUE       OPTIONS AT DECEMBER 31, 1998               DECEMBER 31, 1998(1)
             NAME               EXERCISE      REALIZED     EXERCISABLE(2)    UNEXERCISABLE       $ EXERCISABLE(2)   $ UNEXERCISABLE
             ----               --------      --------    ---------------    --------------    -----------------    ----------------
Paul G. Locklin .......             0          $  0           100,000         280,000                 $187,500        $ 31,250
Ian G.A. Laing ........             0             0            27,999         131,667                        0               0
Richard D. Kent .......             0             0            19,582         133,750                        0               0
William A. Sole .......             0             0                 0         150,000                        0          75,000
Timothy J. Dooley .....             0             0            20,303         130,001                      570          75,000

Former Officers:
Daniel L. Eilers(3) ...             0             0           225,000         375,000                        0               0
James R. Hindmarch(4) .             0             0                 0               0                        0               0
Ho Leung Cheung(4) ....             0             0                 0               0                        0               0

---------

(1) Based on a fair market value of $2.88, the closing price of the Common Stock on December 31, 1998, as reported by The NASDAQ National Market. Does not include options that had an exercise price greater than $2.88.

(2) Except as noted below the options listed above were granted under the 1993 Plan and vest and become exercisable 25% after one year and an additional 1/48 per month thereafter.

(3) Mr. Eilers' option vests at a rate of 1.67% per month through September 12, 1999. Such option is exercisable until the earlier of (a) the date occurring 12 months after the later of September 21, 1998, the date Mr. Eilers' employment terminated, or the date Mr. Eilers ceases to be a director, or (b) the expiration on March 12, 2007 or earlier termination of the option. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS."

(4) Messrs. Hindmarch's and Cheung's options were canceled in connection with the termination of their employment.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On November 12, 1998 the Company entered into an employment agreement with Paul
G. Locklin, the President and Chief Executive Officer of the Company (the "Locklin Agreement"). In connection with the Locklin Agreement, he was granted a non-qualified option to purchase 250,000 shares of the Company's Common Stock under the 1993 Plan at an exercise price of $2.75 per share. The Locklin Agreement provides that in the event Mr. Locklin's employment is terminated by the Company without "Cause" or by Mr. Locklin for "Constructive Termination" (as such terms are defined in the Locklin Agreement), Mr. Locklin shall receive the following severance benefits: (i) a lump sum payment equal to twelve months of Mr. Locklin's then effective base salary, and (ii) a lump sum payment for COBRA medical insurance coverage for 12 months after the date of termination. If within six months of a "Change of Control" (as defined in the Locklin Agreement) Mr. Locklin employment is terminated by the Company without "Cause" or by Mr. Locklin for "Constructive Termination," then Mr. Locklin is entitled to certain stock option acceleration benefits in addition to the payments described above.

        On September 30, 1994 and June 28, 1996, respectively, the Company entered into employment agreements (the "Employment Agreements") with Messrs. Dooley and Laing (the "Officers"). The Employment Agreements provide for a minimum base annual salary, subject to annual review by the Company's Compensation Committee, with a minimum annual increase for subsequent years to account for increases in the cost of living as reflected in the Price Index for all Urban Consumers in the Bay Area. The Officers may receive bonuses in such amounts, at such times and upon such terms as the Board may in its sole discretion, without any obligation to do so, determine and award. The Employment Agreements also provide for the Officers to participate in Company benefit plans. In the event that an Officer's employment with the Company is terminated by the Company without "Cause" or by an Officer for "Good Reason," the Officer will receive the following severance benefits: (i) continuation for six months (twelve months for Mr. Laing) of such Officer's then current base salary and
(ii) continuation for six months (twelve months for Mr. Laing) of certain Company-paid benefits. However, if during such period the Officer obtains comparable employment with another employer, then the continuing base salary payment will cease upon commencement of such comparable employment.

        On June 1, 1998, the Company entered into a new employment agreement with Mr. Kent (the "Kent Agreement") which provides that in the event Mr. Kent's employment is terminated by the Company without "Cause" or by Mr. Kent for "Constructive Termination" (as such terms are defined in the Kent Agreement), Mr. Kent shall receive the following severance benefits: (i) a lump sum payment equal to twelve months of Mr. Kent's then effective base salary, and (ii) a lump sum payment for COBRA medical insurance coverage for 12 months after the date of termination. If within six months of a "Change of Control" (as defined in the Kent Agreement) Mr. Kent's employment is terminated by the Company without "Cause" or by Mr. Kent for "Constructive Termination," then Mr. Kent is entitled to certain stock option acceleration benefits in addition to the payments described above.

        On April 8, 1998, the Company offered William A. Sole a position with the Company as the Vice President of Sales pursuant to a letter dated April 8, 1998 (the "Sole Offer Letter"). In the Sole Offer Letter, the Company guaranteed Mr. Sole an annual base salary of $200,000. In addition, the Company granted Mr. Sole a target bonus of $100,000 for fiscal year 1998, which was guaranteed on a pro-rated basis, as well as an option to purchase 75,000 shares of the Company's common stock. The Sole Offer Letter also provides for Mr. Sole to participate in Company benefit plans.

        On March 17, 1997 the Company entered into an employment agreement with Daniel L. Eilers, the President and Chief Executive Officer of the Company (the "Eilers Agreement"). The Eilers Agreement provided for a minimum base annual salary of $375,000 and a $98,960 bonus for 1997. For subsequent calendar years, the Eilers Agreement provided that Mr. Eilers was to receive bonuses as the Compensation Committee of the Board may in its sole discretion determine and award, provided, however, that the target bonus for any year under the Company's Annual Executive Incentive Plan was not to be less than $125,000. In the event Mr. Eilers' employment is terminated as a result of a "Permanent Disability" by the Company without "Cause" or by Mr. Eilers for "Good Reason" (as such terms are defined in the Eilers Agreement), Mr. Eilers was to receive the following severance benefits: (i) a lump sum payment equal to twelve months of Mr. Eilers' then effective base salary plus 100% of Mr. Eilers' target bonus for the year in which termination occurs, to be paid within thirty (30) days of termination, provided that such lump sum payment shall not be less than $500,000, (ii) one year additional vesting and extension of exercisability, as of the date of termination, for his option and (iii) continuation of Company-paid benefits for one year after date of termination. In addition, if Mr. Eilers' employment was terminated in connection with a change of control of the Company, and if any excise tax was due as a result of "parachute payments" under the Internal Revenue Code of 1998, as amended, the Company was to make a cash payment to Mr. Eilers equal to the amount of such excise tax. Mr. Eilers' employment was terminated in September 1998 and he entered into a separation agreement with the Company as described below.

        On March 12, 1997, in connection with the Eilers Agreement, the Company entered into a Non-Qualified Stock Option Agreement with Mr. Eilers for 600,000 shares of the Company's Common Stock at an exercise price of $14.25 per share. The option becomes exercisable in monthly increments over a five-year period and expires ten years from the date of grant. If Mr. Eilers' employment is terminated, the option may be exercised within twelve months of the date of termination. In the event of a change of control, if Mr. Eilers' employment is terminated without "Cause" or Mr. Eilers resigns with "Good Reason", the vesting of the option will accelerate in full.

        On September 30, 1998, the Company entered into a Confidential Separation Agreement with Mr. Eilers in connection with his resignation as President and Chief Executive Officer (the "Eilers Separation Agreement"). Pursuant to the Eilers Separation Agreement, Mr. Eilers received a lump sum cash payment equal to the sum of (i) one year of Mr. Eilers' current base salary of $375,000, (ii) his target bonus of $225,000 for the year ending December 31, 1998 and (iii) $7,941 for COBRA medical insurance coverage for the period of twelve months following the termination date, less applicable income and employment tax withholding. The Eilers Separation Agreement also provides that the option for 600,000 shares granted to Mr. Eilers in 1997 will continue to vest at the rate of 1.67% per month until September 12, 1999. The option will remain exercisable to the extent vested until the earlier of (i) the date occurring 12 months after the later of September 21, 1998, the date Mr. Eilers' employment terminated, or the Mr. Eilers ceases to be a director or (ii) the expiration on March 12, 2007 or earlier termination of the option. The Eilers Separation Agreement also provided for the repricing to $3.00 of 120,000 vested shares under the option. See "REPORT OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS."

        On July 2, 1998 and October 17, 1998, the Company entered into Confidential Separation Agreements with Messrs. Hindmarch and Cheung, the Company's former Vice President Worldwide Operations and Vice President and General Manager, Internet Solutions Division, respectively. Pursuant to such agreements, Messrs. Hindmarch and Cheung each received: (i) a lump sum cash payment in the amount of $200,000 and (ii) payment in the amount of $7,941 and $7,156, respectively, for COBRA medical insurance coverage for the period of twelve months following the termination date, less applicable income and employment tax withholding.

        Pursuant to the 1993 and 1998 Plans, in the event of a change in control, the Stock Option Committee has the power but is not obligated to accelerate the vesting of outstanding options. In the event of a "hostile change in control," as defined in the 1993 and 1998 Plans, the vesting of outstanding options will automatically accelerate in full. Pursuant to the Directors' Plan in the event of a change in control, the vesting of options outstanding under the Directors' Plan will automatically accelerate in full.

COMPENSATION OF DIRECTORS

        Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board Committee. Since January 1, 1998, the non-employee directors of the Company are paid (unless the Board specifically determines otherwise with respect to any such person) director's fees at the rate of $10,000 per year (payable quarterly in arrears) for serving as directors of the Company. The Company also reimburses all of its directors for their reasonable out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Directors may also receive options to purchase the Company's Common Stock pursuant to the Directors' Plan. During 1998, Mr. Jacquet received options to purchase 30,000 shares of the Company's Common Stock, under the Directors Plan. An option for 33,325 shares previously granted to Mr. Jacquet during his association with Summit Partners was canceled by the Board of Directors in 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Board of Directors acted with regard to the separation agreement between the Company and Mr. Eilers and the repricing of certain of Mr. Eilers' stock options in connection with the termination of his employment as President and Chief Executive Officer. The members of the Board of Directors at the time of such action were Paul G. Locklin, Chairman of the Board, Daniel L. Eilers, Richard M. Moley, Ernest K. Jacquet and Joseph A. Graziano. Mr. Eilers did not participate in any deliberations with respect to his separation agreement or the repricing.

REPRICING OF OPTIONS

        The following table provides specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since March 3, 1994, the date of the Company's initial public offering.

                           TEN-YEAR OPTION REPRICINGS



                                               NUMBER OF
                                               SECURITIES     MARKET PRICE OF                                    LENGTH OF ORIGINAL
                                               UNDERLYING          STOCK         EXERCISE PRICE                      OPTION TERM
                                                OPTIONS          AT TIME OF        AT TIME OF         NEW       REMAINING AT DATE OF
           NAME AND                           REPRICED OR       REPRICING OR      REPRICING OR      EXERCISE        REPRICING OR
      PRINCIPAL POSITION             DATE       AMENDED          AMENDMENT         AMENDMENT         PRICE          AMENDMENT(1)
      ------------------             ----       -------          ---------         ---------         -----          ------------

Ian G.A. Laing................      8/17/98      50,000          $ 3.00            $12.43           $ 3.00     8 years 157 days
   Executive Vice President         8/17/98      25,000          $ 3.00            $14.63           $ 3.00     8 years 227 days
   and General Manager, Smart       8/17/98      81,666          $ 3.00            $ 3.75           $ 3.00     9 years 346 days
   Phones Division                  1/21/97      50,000          $12.43            $16.75           $12.43(2)  9 years 192 days

Richard D. Kent...............      8/17/98      20,000          $ 3.00            $12.94           $ 3.00     8 years 168 days
   Vice President Finance,          8/17/98      10,000          $ 3.00            $12.43           $ 3.00     8 years 157 days
   Chief Financial Officer          8/17/98      10,000          $ 3.00            $12.43           $ 3.00     8 years 157 days
   and Chief Operations Officer     8/17/98      20,000          $ 3.00            $18.75           $ 3.00     9 years 43 days
                                    8/17/98      15,000          $ 3.00            $ 8.63           $ 3.00     9 years 247 days
                                    8/17/98      78,332          $ 3.00            $ 3.75           $ 3.00     9 years 346 days
                                    1/21/97      10,000          $12.43            $32.35           $12.43(2)  7 years 162 days
                                    1/21/97      10,000          $12.43            $16.75           $12.43(2)  9 years 70 days

William A. Sole...............      8/17/98      75,000          $ 3.00            $ 8.63           $ 3.00     9 years 241 days
   Executive Vice President,
   Worldwide Sales & Marketing

Timothy J. Dooley.............     10/30/98      35,000          $ 1.94            $12.43           $ 3.00(3)  8 years 83 days
   Executive Vice President,       10/30/98      25,000          $ 1.94            $14.63           $ 3.00(3)  8 years 153 days
   Strategic Business              10/30/98      15,000          $ 1.94            $12.78           $ 3.00(3)  9 years 141 days
   Development                      1/21/97      35,000          $12.43            $24.95           $12.43(2)  8 years 11 days

Marv Tseu.....................      1/21/97      60,000          $12.43            $16.75           $12.43(2)  9 years 192 days
   Executive Vice President,
   Sales & Marketing

Former Executive Officers(5):

Daniel L. Eilers..............      9/30/98     120,000          $ 1.88            $14.25           $ 3.00(4)  8 years 168 days(4)
   Former President and Chief
   Executive Officer

Ho Leung Cheung...............      8/17/98      75,000          $ 3.00            $13.63           $ 3.00     8 years 318 days
   Vice President & General
   Manager, Internet Division

Thomas C. Bristovish..........      1/21/97       8,336          $12.43            $18.67           $12.43(2)  7 years 102 days
   Vice President, Sales            1/21/97      13,330          $12.43            $24.95           $12.43(2)  8 years 11 days

Edward Forker.................      1/21/97      25,000          $12.43            $30.62           $12.43(2)  8 years 163 days
   Vice President, Sales            1/21/97      15,000          $12.43            $27.50           $12.43(2)  9 years 11 days

Mark A. Sherman...............      1/21/97      12,000          $12.43            $25.34           $12.43(2)  7 years 256 days
   Vice President, Operations       1/21/97      10,000          $12.43            $24.50           $12.43(2)  8 years 314 days

------------------

(1) Options repriced on August 17, 1998 and October 30, 1998 continue to vest at the same rate as the original options but, with limited exceptions, are subject to a twelve-month restriction on exercise. See "REPORT OF THE STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS." Options repriced on January 21, 1997 vest over a three-year period beginning on the date of the repricing and optionees forfeited any accrued vesting on canceled options.

(2) Established by the Stock Option Committee to be $12.43, the average closing price of the Company's Common Stock during the five-day period preceding January 21, 1997.

(3) Established by the Stock Option Committee to be the greater of $3.00 per share or the closing price of the Company's common stock as reported on the NASDAQ National Market on Friday, October 30, 1998. See "REPORT OF THE STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS."

(4) Under the Eilers Separation Agreement such option was repriced at $3.00 per share. Such option is exercisable until the earlier of (a) the date occurring 12 months after the later of September 21, 1998, the date Mr. Eilers' employment terminated, or the date Mr. Eilers ceases to be a director, or (b) the expiration on March 12, 2007 or earlier termination of the option. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS" and "REPORT OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS."

(5)     Persons listed are no longer employees of CIDCO Incorporated.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is comprised of non-employee members of the Company's Board of Directors. The members of the Compensation Committee are Messrs. Moley and Jacquet. During 1998 Mr. Graziano served as a member of this committee; Mr. Graziano resigned in March 1999 and was replaced on this committee by Mr. Jacquet. Mr. McDonald also served on this committee in 1998 until his term expired in May 1998. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary levels.

        The members of the Stock Option Committee are Messrs. Moley and Eilers. During 1998 Mr. Graziano served as a member of this committee; Mr. Graziano resigned in March 1999 and was replaced on this committee by Mr. Eilers. The Stock Option Committee is responsible for administering the Company's 1993 Second Amended and Restated Stock Option Plan (the "1993 Plan"), including approving stock option grants to officers and employees of Company and the Amended and Restated 1998 Nonstatutory Stock Option Plan (the "1998 Plan").

        The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary, bonus compensation and option grants to attain these goals. The Compensation Committee reviews compensation surveys prepared by management of the Company and by Radford Associates, an employment compensation consulting firm ("Radford"), to compare the Company's compensation package with that of similarly-sized high technology companies in the Company's geographic area. In preparing the performance graph set forth in the section entitled "COMPARISON OF STOCKHOLDER RETURN," the Company has selected the NASDAQ Telecommunications Index as its published industry index; however, the companies included in the Company's salary surveys are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded.

        Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) salary recommendations from the President and Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) financial results of the Company for the previous year and (iv) reports to the Compensation Committee from Radford concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized high technology companies in the Company's geographic area. The Company seeks to compensate the executive officers at the median range of compensation levels paid by similarly sized high technology companies in the Company's geographical area.

        During 1997, the Board approved an Annual Executive Incentive Plan (the "Incentive Plan") to formally link cash bonuses for executive officers to the Company's operating performance. Pursuant to the Incentive Plan, the amount of bonuses paid is dependent upon the Company meeting appropriate business targets. The Compensation Committee believes that this type of bonus program in which bonuses are based on the Company's attaining established financial targets, properly align the interests of the Company's executive officers with the interests of stockholders. Under the Incentive Plan, the Compensation Committee establishes the "Corporate Performance Goal," which is the Company's achievement of such level of net income as the Compensation Committee shall determine. The Compensation Committee establishes for each executive officer an amount that may be awarded to such executive officer if the Corporate Performance Goal is met (a "Target Award"). Each executive officer's Target Award is an amount equal to such percentage of the base salary paid to such executive officer as the Compensation Committee determines. The Chief Executive Officer may in his discretion reduce a bonus payable to an executive officer, based upon the Chief Executive Officer's evaluation of such executive officers job performance or other factors the Chief Executive Officer deems appropriate. In addition to bonuses paid in connection with corporate performance, the Compensation Committee, in its discretion, may provide a bonus based on individual achievement of individual performance goals, established at the beginning of the year. In 1998, the corporate performance goal of net income was not attained and accordingly no bonus was awarded to any executive officer with the exception of Mr. Sole, who received a bonus of $71,000 based upon a contractual commitment as part of Mr. Soles' offer of employment in April 1998.

        The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly sized high technology companies in the Company's geographical area, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. In 1998, the Stock Option Committee approved stock option grants to certain of the executive officers consistent with these criteria. See "OPTION GRANTS IN LAST FISCAL YEAR."

        Mr. Eilers' compensation as President and Chief Executive Officer prior to the termination of his employment in September 1998 was established pursuant to his employment agreement, the terms of which were set by arms length bargaining and which had been approved by the Board of Directors in 1997. Mr. Locklin's compensation as President, Telco Products and Services, including his salary and bonus, was established by the Committee in July 1998 upon recommendation of Mr. Eilers, then President and Chief Executive Officer. Following Mr. Locklin's appointment as President and Chief Executive Officer in September 1998, the compensation remained as set in July 1998, with the approval of the Compensation Committee. Following Mr. Locklin's appointment as President and Chief Executive Officer, the Compensation Committee granted Mr. Locklin a stock option for 250,000 shares under the 1993 Plan. On November 12, 1998, Mr. Locklin entered into an employment agreement with the Company providing certain change-of-control benefits and severance benefits generally consistent with similar benefits provided to other executive officers. The agreement was ratified by the Compensation Committee in 1999.

        The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1993 Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors The Company expects that the Stock Option Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.



                                                   COMPENSATION COMMITTEE

                                                   Ernest K. Jacquet
                                                   Richard M. Moley


                                                   STOCK OPTION COMMITTEE

                                                   Daniel L. Eilers
                                                   Richard M. Moley

          REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

        On July 28, 1998, the Compensation Committee considered the options held by the Company's employees, including executive officers, and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the 1993 and 1998 Plans having exercise prices above the recent trading prices of the Company's Common Stock (the "Underwater Options"). On July 28, 1998 the Compensation Committee approved a repricing of options held by all employees who remained in active service with the Company on August 17, 1998, the effective date of the repricing.

        The Compensation Committee reviewed the impact of the decline in the market price of the Company's Common Stock on the incentive afforded by the Underwater Options and determined that such options were significantly less likely to serve their purposes of retaining and motivating employees whose contributions are important to the Company's future success. The Compensation Committee also determined that, unless adjustment was made, longer term employees holding Underwater Options would perceive a substantial inequity in comparison to more recently hired employees granted options with exercise prices set at the then lower market price of the Company's Common Stock, and the morale of such longer term employees would suffer as a consequence. The Compensation Committee believed that the future success of the Company would depend in large part on its ability to retain and motivate its highly skilled employees for whom competition in the marketplace is intense, and the loss of such employees could have a significant adverse impact on the Company's business. The Compensation Committee believed that providing equity incentives to employees of the Company to further increase the Company's performance and the value of the Company for its stockholders was both important and cost effective. The Compensation Committee considered other alternatives, such as granting new options selectively to then employed key employees, but determined that the size of the additional options that would be required to offset the decline in the market price of the Company's Common Stock would result in significant dilution to the stockholders.

        Considering these factors, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers holding Underwater Options to remain with the Company by adopting a stock option exchange program whereby eligible employees holding Underwater Options could elect to cancel such options and receive in exchange new options pursuant to the 1993 and 1998 Plans having an exercise price equal to the closing price of the Company's Common Stock quoted on the NASDAQ National Market on August 17, 1998, the effective date of the repricing. Each new option (a "New Option") gives the optionee the right to purchase the number of shares of the Company's Common Stock that were subject to and unexercised under the optionee's Underwater Option immediately prior to its cancellation. Each New Option maintains the same vesting schedule as the option it replaced but may not be exercised by the optionee for one year following the effective date of the repricing, subject to certain exceptions. The term of each New Option is ten years, commencing on August 17, 1998, unless earlier terminated in accordance with the provisions of the option agreement evidencing such New Option. Subject to any provisions in an employment agreement with the Company which are more favorable to the optionee, if the optionee's service terminates for any reason except death or permanent disability, each New Option terminates 30 days after such termination or, if earlier, the date on which the New Option expires by its terms. Options for a total of 1,214,238 shares with exercise prices ranging from $3.75 per share to $25.34 per share were exchanged for options for an equal number of shares at an exercise price of $3.00 per share.



                                                   COMPENSATION COMMITTEE

                                                   Ernest K. Jacquet
                                                   Richard M. Moley

                      REPORT OF THE STOCK OPTION COMMITTEE
                             ON REPRICING OF OPTIONS

        On October 30, 1998, the Stock Option Committee approved a repricing of options for three employees who were not in active service with the Company as of the effective date of the August 17, 1998 repricing but who had returned to active status prior to the expiration of stock options previously granted to them. See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS." The Stock Option Committee determined that it was in the best interests of the Company and its stockholders to extend to such employees the opportunity to receive new options on terms substantially equivalent to the August 17, 1998 repricing program. The Committee further determined that the exercise price of the New Options would be equal to the greater of $3.00, the new exercise price of the options repriced on August 17, 1998, or the closing price of the Company's Common Stock quoted on the NASDAQ National Market on October 30, 1998, the effective date of the new repricing. Options for a total of 78,850 shares with exercise prices ranging from $12.43 per share to $18.75 per share were exchanged for options for an equal number of shares at an exercise price of $3.00.



                                                   STOCK OPTION COMMITTEE

                                                   Daniel L. Eilers
                                                   Richard M. Moley

                        REPORT OF THE BOARD OF DIRECTORS
                             ON REPRICING OF OPTIONS

        The Board of Directors, not including Mr. Eilers, reviewed Mr. Eilers' employment agreement with counsel in connection with the termination of his employment as President and Chief Executive Officer in September 1998. The separation agreement reflected the terms of the employment agreement relating to severance benefits.

        The Board then considered the assistance Mr. Eilers might be able to provide in arranging for transactions for the sale or transfer of the Company's Internet Solutions Division ("ISD") assets. The Board concluded that it was appropriate to offer Mr. Eilers the right to reprice a portion of his options to $3.00 in order to induce Mr. Eilers to seek out all possible transactions to provide value to the stockholders. The percentage of options repriced to $3.00 was to be commensurate with the ISD assets actually sold or transferred. The qualifying sales of ISD assets were those approved by the Board of Directors within the six months following the termination.



                                                   THE BOARD OF DIRECTORS*

                                                   Joseph A. Graziano**
                                                   Paul G. Locklin
                                                   Richard M. Moley
                                                   Ernest K. Jacquet


----------------

* Not including Daniel L. Eilers who did not participate in any of these discussions.

**      Mr. Graziano resigned from the Board of Directors in March 1999.

                        COMPARISON OF STOCKHOLDER RETURN

        Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total returns of The NASDAQ Stock Market - U.S. Index, the Hambrecht & Quist Technology Index and the NASDAQ Telecommunications Index for the period commencing on March 3, 1994, the date of the Company's initial public offering, and ending on December 31, 1998.(1)

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                FROM MARCH 3, 1994 THROUGH DECEMBER 31, 1998:(1)
             CIDCO INCORPORATED, THE NASDAQ STOCK MARKET-U.S. INDEX,
                       HAMBRECHT & QUIST TECHNOLOGY INDEX
                     AND THE NASDAQ TELECOMMUNICATIONS INDEX


                                 3/3/94   12/31/94  12/31/95  12/31/96  12/31/97   12/31/98
                                 ------   --------  --------  --------  --------   --------
CIDCO Incorporated                100       193       170       117        130        19

NASDAQ Stock Market - U.S.        100        97       137       168        207       291

Hambrecht & Quist Technology      100       109       163       202        237       369

NASDAQ Telecommunications         100        90       118       121        179       292

------------


(1) Assumes that $100.00 was invested on March 3, 1994, at the Company's initial public offering price, in the Company's Common Stock and each index. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                               PROPOSAL NUMBER ONE
                              ELECTION OF DIRECTORS

        The Company has a classified Board of Directors which currently consists of five (5) directors, two (2) of whom are Class A directors, one (1) of which is a Class B director, and two (2) of whom are Class C directors. Class A, Class B and Class C directors serve until the Annual Meetings of Stockholders to be held in 2001, 1999 and 2000, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. Joseph A. Graziano, who previously served as a Class C director, resigned from the Board in March 1999 and there is a vacancy in Class C of the Board of Directors. The Nominating Committee is currently seeking a non-employee candidate for such vacancy.

        Management's nominee for election at the Annual Meeting to Class B of the Board of Directors is Ernest K. Jacquet. If elected, the nominee will serve as director until the Company's Annual Meeting of Stockholders in 2002, and until his successor is elected and qualified. If a quorum is present and voting, the nominee for the position as Class B director receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Board of Directors may designate. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEE NAMED ABOVE.

                               PROPOSAL NUMBER TWO
           APPROVAL OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN

        At the Annual Meeting, the stockholders will be asked to approve the CIDCO Incorporated 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan authorizes the issuance of up to 350,000 shares of the Company's Common Stock (subject to adjustment for certain changes in the capital structure of the Company).

        The Purchase Plan is intended to replace the Company's 1994 Employee Stock Purchase Plan (the "1994 Plan"). As of December 31, 1998, the most recent purchase date under the 1994 Plan, of the aggregate of 200,000 shares of Common Stock authorized for issuance under the 1994 Plan, a total of 157,491 shares had been issued and 42,509 shares remained available for employee purchases on June 30, 1999, the final purchase date under the 1994 Plan. The Board of Directors has elected to terminate the 1994 Plan immediately following the June 30, 1999 purchase date.

        The Board of Directors believes that the Purchase Plan benefits the Company and its stockholders by providing its employees with an opportunity through payroll deductions to purchase shares of Common Stock that is helpful in attracting, retaining, and motivating valued employees. To provide an adequate reserve of shares to permit the Company to continue offering employees a stock purchase opportunity, the Board of Directors has adopted the Purchase Plan, subject to and effective upon the date of stockholder approval.

SUMMARY OF THE PURCHASE PLAN

        The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

        GENERAL. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

        Shares Subject to Plan. A maximum of 350,000 of the Company's authorized but unissued or reacquired shares of Common Stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

        ADMINISTRATION. The Purchase Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the plan. The Board will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right. The Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan.

        ELIGIBILITY. Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year. However, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan. As of April 2, 1999, approximately 247 employees, including 5 executive officers, would be eligible to participate in the Purchase Plan were it then in effect.

        OFFERINGS. Generally, each Offering under the Purchase Plan will be for a period of six months (an "Offering Period") commencing on or about February 1 and August 1 of each year. If the Purchase Plan is approved by the stockholders, the first Offering Period will commence on or about August 1, 1999 and end on or about January 31, 2000. The Board may establish a different term for one or more Offerings, not to exceed 27 months, or different commencement or ending dates for any Offering Period.

        PARTICIPATION AND PURCHASE OF SHARES. Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the "Offering Date"). Payroll deductions may not exceed 10% (or such other rate as the Board determines) of an employee's compensation on any payday during the Offering Period. An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

        Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant's accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

        Subject to certain limitations, each participant in an Offering is granted a Purchase Right equal to the number of whole shares determined by dividing $12,500 by the fair market value of a share of Common Stock on the Offering Date. These dollar and share amounts will be prorated if the Board establishes an Offering Period of other than six months. However, no participant may purchase shares of Common Stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 in for each calendar year (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased) in which a Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

        On the last day of each Offering Period (a "Purchase Date"), the Company issues to each participant in the Offering the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the NASDAQ National Market. On April 5, 1999, the closing price per share of Common Stock was $4.31. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period.

        CHANGE IN CONTROL. The Purchase Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor, or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party,
(iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may assume the Company's rights and obligations under the Purchase

Plan. However, if such corporation elects not to assume the outstanding Purchase Rights, the Purchase Date of the then current Offering Period will be accelerated to a date before the Change in Control specified by the Board. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.

        TERMINATION OR AMENDMENT. The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend or terminate the Purchase Plan, except that the approval of the Company's stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations the employees of which may participate in the Purchase Plan.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or
(ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant's death.

        If the exercise of a Purchase Right does not constitute an exercise pursuant to an "employee stock purchase plan" under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

        A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less. Currently, long-term capital gains are generally subject to a maximum tax rate of 20%.

        If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

NEW PLAN BENEFITS

        Because benefits under the Purchase Plan will depend on employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Purchase Plan is approved by the stockholders. Non-employee directors are not eligible to participate in the Purchase Plan. As of April 21, 1999, no purchases had been made by any employee conditioned on stockholder approval of the Purchase Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        Approval of this proposal requires a number of votes "For" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

        The Board of Directors believes that the opportunity to purchase shares under the Purchase Plan is important to attracting and retaining qualified employees essential to the success of the Company, and that stock ownership is important to providing such persons with an incentive to perform in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE PURCHASE PLAN.

                              PROPOSAL NUMBER THREE
           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

        The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent public auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1998. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

        The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

        Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 220 Cochrane Circle, Morgan Hill, California no later than December 23, 1999, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting of the Company other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors,

                                             /s/ Richard D. Kent
                                             ---------------------------
                                             RICHARD D. KENT
                                             Secretary
April 21, 1999


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
                                                                        APPENDIX


                               CIDCO INCORPORATED
                        1999 EMPLOYEE STOCK PURCHASE PLAN

        1.      ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                1.1 ESTABLISHMENT. The CIDCO Incorporated 1999 Employee Stock Purchase Plan (the "PLAN") is hereby established effective as of the date on which it is approved by the stockholders of the Company (the "EFFECTIVE DATE").

                1.2 PURPOSE. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

                1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

        2.      DEFINITIONS AND CONSTRUCTION.

                2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

                        (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                        (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                        (c) "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                        (d) "COMPANY" means CIDCO Incorporated, a Delaware corporation, or any successor corporation thereto.




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

                        (e) "COMPENSATION" means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

                        (f) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                        (g) "EMPLOYEE" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

                        (h) "FAIR MARKET VALUE" means, as of any date if on such date the Stock is listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the NASDAQ National Market, The NASDAQ SmallCap Market, such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion. If, on the relevant date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

                        (i) "OFFERING" means an offering of Stock as provided in Section 6. Offerings may be sequential or concurrent.

                        (j) "OFFERING DATE" means, for any Offering, the first day of the Offering Period.

                        (k) "OFFERING PERIOD" means a period established in accordance with Section 6.1.

                        (l) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                        (m) "PARTICIPANT" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

                        (n) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

                        (o) "PARTICIPATING COMPANY GROUP" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

                        (p) "PURCHASE DATE" means, for any Offering, the last day of the Offering Period; provided, however, that the Board in its discretion may establish one or more additional Purchase Dates during any Offering Period.

                        (q) "PURCHASE PRICE" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with
Section 9.

                        (r) "PURCHASE RIGHT" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in
Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

                        (s) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                        (t) "SUBSCRIPTION AGREEMENT" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

                        (u) "SUBSCRIPTION DATE" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

                        (v) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3.      ADMINISTRATION.

                3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

                3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

                3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of
Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

        4.      SHARES SUBJECT TO PLAN.

                4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three hundred fifty thousand (350,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

                4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section
4.2 shall be final, binding and conclusive.

        5.      ELIGIBILITY.

                5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

                        (a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week.; or

                        (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

                5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

        6.      OFFERINGS.

                The Plan initially shall be implemented on and after the Effective Date by sequential Offerings of approximately six (6) months duration or such other duration as the Board shall determine (an "OFFERING PERIOD"). Offering Periods shall commence on or about February 1 and August 1 of each year and end on or about the last days of the next July and January, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish, a different duration effective for one or more future Offering Periods, different commencing or ending dates for such Offering Periods or concurrent Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or NASDAQ Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

        7.      PARTICIPATION IN THE PLAN.

                7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

                7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in
Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement. In the event that the Board establishes concurrent Offerings, Eligible Employees may not participate simultaneously in more than one Offering.

        8.      RIGHT TO PURCHASE SHARES.

                8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on such Offering Date. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

                8.2 PRO RATA ADJUSTMENT OF PURCHASE RIGHT. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of any duration other than six months, then the dollar amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar.

                8.3 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

        9.      PURCHASE PRICE.

                The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

        10.     ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

                Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

                10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first payday during an Offering) or more than ten percent (10%). The Board may change the foregoing limits on payroll deductions effective as of any future Offering Date.

                10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

                10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The "CHANGE NOTICE DATE" shall be a date prior to the end of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. Unless otherwise established by the Company, the Change Notice Date shall be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective.

                10.4 ADMINISTRATIVE SUSPENSION OF PAYROLL DEDUCTIONS. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant's Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in such Participant's then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period or (b) the next Offering Period the Purchase Date of which falls in the following calendar year, unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.

                10.5 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

                10.6 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

                10.7 VOLUNTARY WITHDRAWAL FROM PLAN ACCOUNT. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

        11.     PURCHASE OF SHARES.

                11.1 EXERCISE OF PURCHASE RIGHT. On the Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Plan has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

                11.2 PRO RATA ALLOCATION OF SHARES. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in
Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

                11.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

                11.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant's Plan account to be applied toward the purchase of shares in the subsequent Offering Period.

                11.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

                11.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

                11.7 REPORTS AND STOCKHOLDER INFORMATION TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        12.     WITHDRAWAL FROM OFFERING OR PLAN.

                12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

                12.2 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

        13.     TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

                Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the person or persons entitled thereto under Section 16, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

        14.     CHANGE IN CONTROL.

                14.1    DEFINITIONS.

                        (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                        (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                14.2 EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. Each Participant shall be notified in writing at least three (3) business days prior to such accelerated Purchase Date that the Participant's Purchase Right shall be exercised automatically on the accelerated Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 12.1. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

        15.     NONTRANSFERABILITY OF PURCHASE RIGHTS.

                Neither payroll deductions credited to a Participant's Plan account nor a Participant' Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution or as provided in Section 16. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

        16.     DESIGNATION OF BENEFICIARY.

                16.1 DESIGNATION PROCEDURE. A Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant's Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash or (b) cash, if any, from the Participant's Plan account if the Participant dies prior to the exercise of the Participant's Purchase Right. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation shall be subject to the consent of the Participant's spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

                16.2 ABSENCE OF BENEFICIARY DESIGNATION. If a Participant dies without an effective designation pursuant to Section 16.1 of a beneficiary who is living at the time of the Participant's death, the Company shall deliver any shares or cash credited to the Participant's Plan account to the Participant's legal representative.

        17.     COMPLIANCE WITH SECURITIES LAW.

                The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless
(a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

        18.     RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

                A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

        19.     LEGENDS.

                The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

                "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

        20.     NOTIFICATION OF DISPOSITION OF SHARES.

                The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

        21.     NOTICES.

                All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.     INDEMNIFICATION.

                In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        23.     AMENDMENT OR TERMINATION OF THE PLAN.

                The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the CIDCO Incorporated 1999 Employee Stock Purchase Plan as duly adopted by the Board of Directors of the Company on April 8, 1999.



                                        ----------------------------------------
                                        Richard D. Kent, CFO, COO and Secretary

                                  PLAN HISTORY

April 8, 1999      Board adopts Plan, with an initial reserve of 350,000 shares.

____________, 1999 Stockholders approve the Plan.

                               CIDCO INCORPORATED
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999
                      SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Paul G. Locklin and Richard D. Kent, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in CIDCO Incorporated, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 26, 1999 at 10:00 a.m., local time, at the Company's principal offices at 220 Cochrane Circle, Morgan Hill, California, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 21, 1999 (the "Proxy"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledge(s) receipt of the Company's 1998 Annual Report to Stockholders.

 THE SHARE REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
         IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                                     -----------
                  CONTINUED, AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE
                                                                     -----------

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                               CIDCO INCORPORATED


                                  May 26, 1999




                Please detach and Mail in the Envelope Provided

-----  Please mark your
  X    votes as in this
-----  example.

                      FOR the nominees            WITHHOLD
                  listed at right (except       AUTHORITY to            A vote FOR the following proposals is recommended
                       as marked to the      vote for the nominee                  by the Board of Directors:
                        contrary below)         listed at right
1. To elect the following    [ ]                     [ ]            Nominee: Ernest K. Jacquet
   person as Class B
   director to hold                                                                          FOR     AGAINST     ABSTAIN
   office for a three-year term and until his               2. To approve the Company's      [ ]       [ ]         [ ]
   successor is selected and qualified.                        1999 Employee Stock
                                                               Purchase Plan
INSTRUCTIONS: To withhold authority to vote for
the nominee, mark a line through the nominee's              3. To consider, approve and      [ ]       [ ]         [ ]
name above.                                                    ratify the appointment of
                                                               PricewaterhouseCoopers LLP
                                                               as the Company's independent
                                                               public auditors for the
                                                               Company for the fiscal year
                                                               ending December 31, 1999.

                                                                                          MARK HERE FOR ADDRESS   [ ]
                                                                                        CHANGE AND NOTE AT LEFT

                                                                                          MARK HERE IF YOU PLAN   [ ]
                                                                                          TO ATTEND THE MEETING

                                                             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN
                                                             PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS
                                                             PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK
                                                             MAY BE REPRESENTED AT THE MEETING.

SIGNATURE(S)                                                 DATE
           ----------------------------------------------         --------------

Note: PLEASE SIGN HERE. Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should sign their full title. Please date the Proxy.